                TRANSITIONAL SERVICES AND SUBLEASE AGREEMENT


      This TRANSITIONAL SERVICES AND SUBLEASE AGREEMENT, is made as of July 10, 1996 (the "Agreement"), by and between U. S. LONG DISTANCE CORP., a Delaware corporation ("USLD"), and BILLING INFORMATION CONCEPTS CORP., a Delaware corporation ("Billing").


      WHEREAS, USLD has agreed to provide certain transitional services to and sublease certain facilities to Billing in connection with the distribution of all of the shares of common stock of Billing to the stockholders of USLD (the "Distribution") upon the terms and conditions hereinafter set forth; and

      WHEREAS, Billing has agreed to provide certain transitional services to USLD in connection with the Distribution upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    USLD SERVICES.


            (a) To the extent requested by Billing, USLD agrees to provide to Billing those administrative, support and other services, with respect to the billing clearinghouse and information management services business of Billing and its subsidiaries, listed and described in EXHIBIT A hereto (the "USLD Services"), at the rate or rates specified in EXHIBIT A hereto. The USLD Services are based on USLD's and Billing's understanding of the administrative, support and other services reasonably required by Billing and its subsidiaries at the date of this Agreement.


            (b) If, following the Distribution, Billing reasonably determines that additional services, consistent with the recent historical practices of USLD or the billing clearinghouse and information management services business provided by Billing and its subsidiaries, should be provided, USLD and Billing agree to negotiate in good faith to appropriately modify this Agreement with respect to such additional services.

            (c) Billing shall pay USLD, for the USLD Services, on a monthly basis, the amount stated in EXHIBIT A hereto, or, in the case of additional services agreed to pursuant to paragraph 1.(b), such fees as the parties shall negotiate on an arms-length basis. Charges for the USLD Services shall be invoiced on or about the 20th business day of the calendar month next following the calendar month in which the USLD Services have been performed, and such invoices shall be payable net thirty (30) days following receipt thereof.

            (d) USLD shall use good faith and its reasonable best efforts to provide the USLD Services in a timely and competent manner. All USLD Services provided under this Agreement shall be provided in accordance with USLD's standard policies, procedures and practices.

            (e) USLD shall provide USLD Services as an independent contractor, and the employees or agents of USLD providing such USLD Services shall remain employees or agents of USLD. USLD shall use its discretion in performing the USLD Services, subject to the general discretion of Billing and subject to compliance with applicable law. USLD shall determine its work location, hours and rules. However, to the extent USLD or an employee or agent of USLD supplying USLD Services shall be on the premises of Billing, it shall observe the working hours and working rules of such premises. USLD agrees, upon Billing's reasonable request, to replace any of its employees assigned to perform or assist in the performance of the USLD Services.


            (f) USLD shall provide USLD Services to Billing for the term set forth in EXHIBIT A, unless sooner terminated as provided in Section 4.


      2.    BILLING SERVICES.


            (a) To the extent requested by USLD, Billing agrees to provide to USLD those administrative, support and other services, with respect to the direct dial long distance telecommunications services and operator services businesses of USLD and its subsidiaries, listed and described in EXHIBIT B hereto (the "Billing Services"), at the rate or rates specified in EXHIBIT B hereto. The Billing Services are based on Billing's and USLD's understanding of the administrative, support and other services reasonably required by USLD and its subsidiaries at the date of this Agreement.


            (b) If, following the Distribution, USLD reasonably determines that additional services, consistent with the recent historical practices of Billing or the direct dial long distance telecommunications services and operator services businesses provided by USLD and its subsidiaries, should be provided, Billing and USLD agree to negotiate in good faith to appropriately modify this Agreement with respect to such additional services.

            (c) USLD shall pay Billing, for the Billing Services, on a monthly basis, the amount stated in EXHIBIT B hereto, or, in the case of additional services agreed to pursuant to paragraph 2.(b), such fees as the parties shall negotiate on an arms-length basis. Charges for the Billing Services shall be invoiced on or about the 20th business day of the calendar month next following the calendar month in which the Billing Services have been performed, and such invoices shall be payable net thirty (30) days following receipt thereof.

            (d) Billing shall use good faith and its reasonable best efforts to provide the Billing Services in a timely and competent manner. All Billing Services provided under this Agreement shall be provided in accordance with Billing's standard policies, procedures and practices.

            (e) Billing shall provide Billing Services as an independent contractor, and the employees or agents of Billing providing such Billing Services shall remain employees or agents of Billing. Billing shall use its discretion in performing the Billing Services, subject to the general discretion of USLD and subject to compliance with applicable law. Billing shall determine its work location, hours and rules. However, to the extent Billing or an employee or agent of Billing supplying Billing Services shall be on the premises of USLD it shall observe the working hours and working rules of such premises. Billing agrees, upon USLD's reasonable request, to replace any of its employees assigned to perform or assist in the performance of the Billing Services.


            (f) Billing shall provide Billing Services to USLD for the term set forth in EXHIBIT B, unless sooner terminated as provided in Section 4.


      3.    SUBLEASE OF FACILITIES.


            (a) USLD, in consideration of the covenants, conditions and agreements and stipulations of Billing hereinafter expressed, hereby leases, demises and rents to Billing (i) approximately 6,200 square feet of the space occupied by USLD at Suite 800, 9311 San Pedro, San Antonio, Texas, together with the right to use the hallways, restrooms and common areas of Suite 800 and the 8th floor (the "8th Floor Subleased Premises") more fully described in EXHIBIT C attached hereto and made a part hereof for all purposes and (ii) approximately 18,633 square feet of the space occupied by Billing at Suite 400, 9311 San Pedro, San Antonio, Texas, together with the right to use hallways, restrooms and common areas of Suite 400 and the 4th floor (the "4th Floor Subleased Premises") more fully described in EXHIBIT D attached hereto and made a part hereof for all purposes (collectively, the 4th Floor Subleased Premises and the 8th Floor Subleased Premises are referred to as the "Subleased Premises"). The Subleased Premises are situated in the Nowlin building (the "Building") located in the city of San Antonio in Bexar County, Texas. The Building is located on a tract of land situated in said county, which land is more fully described in EXHIBIT E attached hereto and made a part hereof for all purposes.



           (b) To have and to hold the Subleased Premises, together with the appurtenances thereto, unto Billing beginning on the date of the Distribution until terminated as provided in Section 4, to be used and occupied by Billing for general office purposes.



            (c) In consideration of this sublease, Billing shall pay to USLD at the address stated herein the sum of (i) approximately $6,500 per month for the 8th Floor Subleased Premises and (ii) approximately $19,600 per month for the 4th Floor Subleased Premises in legal tender of the United States of America, payable, without demand, in advance on or before the 1st day of each calendar month during the full term hereof; provided, however, that if the term of this sublease commences on a date other than the 1st day of the calendar month, the first rental payment to be made on said commencement date shall be the rental for one calendar month plus the prorated rental remainder for the calendar month in which the subleased term commences.



            (d) Insofar as the provisions of that certain Office Lease Agreement dated September 29, 1988 by and between Nowlin Building Partnership, Ltd., as Landlord, and USLD, as Tenant, as amended (the "Main Lease"), do not conflict with the specific provisions herein contained, they and each of them are incorporated into this Agreement as fully as if completely rewritten, and Billing agrees to be bound to USLD by all of the terms of the Main Lease and to assume and perform all of the obligations and responsibilities of USLD pursuant to the Main Lease and to indemnify and hold harmless USLD from any claim or liability under the Main Lease except for the payment of rental by USLD to the Landlord as provided in the Main Lease. The relationship between Billing and USLD hereunder shall be the same as that between USLD and the Landlord under the Main Lease.

      4.    TERMINATION.

            (a) TERMINATION WITHOUT PRIOR NOTICE. USLD and Billing may each immediately terminate this Agreement by written notice to the other (i) in the event of the other's voluntary bankruptcy or insolvency, (ii) in the event that the other shall make an assignment for the benefit of creditors, or (iii) in the event that a petition shall have been filed against the other under any bankruptcy law, corporate reorganization law or other law for relief of debtors (or any other law similar in purpose or effect), which has caused the other to have its business effectively discontinued in its then present form.


            (b) TERMINATION WITH NOTICE. If either USLD or Billing (the "Defaulting Party") shall fail adequately to perform in any material respect any of its material obligations under Sections 1 or 2 or this Agreement, whether voluntarily or involuntarily or as a result of any law or regulation or otherwise, the other may terminate the services portion of this Agreement upon ten (10) days' written notice to the Defaulting Party specifying the respects in which the Defaulting Party has so failed to perform its obligations under this Agreement, unless during such period the Defaulting Party shall have remedied such failure. The sublease of the 8th Floor Subleased Premises my be terminated by Billing only upon thirty (30) days advance written notice and the sublease of the 4th Floor Subleased Premises may be terminated by Billing only after March 31, 1997; provided, further, that should Billing terminate the sublease on the 4th Floor Subleased Premises at any time after March 31, 1997 and USLD is not able to sublease or turn back to the landlord under the Main Lease the 4th Floor Subleased Premises and cover all of its out of pocket costs in doing so, Billing shall promptly pay, as invoiced by USLD monthly 50% of USLD's out of pocket costs related to the 4th Floor Subleased Premises until the Main Lease expires in January 1998.


      5. LIMITATION OF LIABILITY. Neither USLD nor Billing shall be liable for any indirect, special or consequential damages in connection with, or arising out of, this Agreement or the USLD Services or Billing Services provided under this Agreement.

      6. DISCLAIMER OF WARRANTIES. Except as expressly set forth in this Agreement or in any other agreement between the parties modifying or supplementing this Agreement, neither USLD nor Billing makes any representation or warranty whatsoever, express or implied, including, but not limited to, any representation or warranty as to merchantability or fitness for a particular purpose, arising out of this Agreement or the USLD Services or Billing Services provided under this Agreement.

      7. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date in which such notice is received:

      To Billing:                   Billing Information Concepts Corp.
                                    9311 San Pedro, Suite 400
                                    San Antonio, TX  78216
                                    Attention:  President

      To USLD:                      U.S. Long Distance Corp.
                                    9311 San Pedro, Suite 100
                                    San Antonio, TX  78216
                                    Attention:  President

      8.   INDEMNITY.

      (a) Subject to the terms and conditions specified herein, USLD agrees to defend, indemnify, and hold harmless Billing and its agents, employees, directors, and stockholders from any claims or actions of whatever nature that may arise in connection with USLD providing USLD Services under this Agreement to Billing. USLD shall not become a fiduciary to Billing by virtue of providing USLD Services under this Agreement.

      (b) Subject to the terms and conditions specified herein, Billing agrees to defend, indemnify, and hold harmless USLD and its agents, employees, directors, and stockholders from any claims or actions of whatever nature that may arise in connection with Billing providing Billing Services under this Agreement to USLD. Billing shall not become a fiduciary to USLD by virtue of providing Billing Services under this Agreement.

      9.   GENERAL.

            (a) Except as otherwise provided in this Agreement, neither USLD nor Billing shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and any such attempted assignment without such prior written consent shall be void and have no force or effect. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of USLD and Billing.

            (b) USLD agrees that it shall take appropriate action by instruction of or agreement with its personnel to ensure that all personnel performing USLD Services under this Agreement shall be bound by and comply with all of the terms and conditions of this Agreement and the related Agreements executed in connection with the Distribution. Billing agrees that it shall take appropriate action by instruction of or agreement with its personnel to ensure that all personnel performing Billing Services under this Agreement shall be bound by and comply with all of the terms and conditions of this Agreement and the related Agreements executed in connection with the Distribution.

            (c) USLD shall be responsible for its actions in the performance of the USLD Services and shall indemnify, hold harmless and defend (upon request) Billing from and against all claims and losses of any type (including reasonable attorneys' fees) in connection with, in whole or in part, any negligent act or omission, any willful misconduct, or any failure to comply with federal, state or local law, in the performance of the USLD Services. Billing shall be responsible for its actions in the performance of the Billing Services and shall indemnify, hold harmless and defend (upon request) USLD from and against all claims and losses of any type (including reasonable attorneys' fees) in connection with, in whole or in part, any negligent act or omission, any willful misconduct, or any failure to comply with federal, state or local law, in the performance of the Billing Services.

            (d) USLD shall not be liable for any failure of, or delay in the performance of, USLD Services under this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond its reasonable control. Billing shall not be liable for any failure of, or delay in the performance of, Billing Services under this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond its reasonable control. Each party agrees to notify the other party hereto promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause is terminated.

            (e) This Agreement constitutes the entire agreement of USLD and Billing with respect to the USLD Services, the sublease and the Billing Services. This Agreement may be amended or modified, and any of the terms or conditions hereof may be waived, only by a written instrument executed by USLD and Billing, or in the case of a waiver, by the party waiving compliance. Any waiver by either USLD or Billing of any condition, or of the breach of any provision or term in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision or term of this Agreement.

            (f) Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than USLD or Billing and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to USLD or Billing. No provision of this Agreement shall give any third persons any right of subrogation or action over or against USLD or Billing.

            (g) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas without reference to principles of conflicts of law.

            (h) The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


            (i) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.



U.S. LONG DISTANCE CORP.                      BILLING INFORMATION
                                              CONCEPTS CORP.



By: /s/ Larry M. James                        By: /s/ Kelly E. Simmons
   ---------------------------                   ---------------------------

Title: President                              Title: Sr. VP & CFO
      ------------------------                      ------------------------

                                   EXHIBIT A

                                 USLD SERVICES



  DEPT.              SERVICES                      DATE OF TERM        COST EST.

Accounting           Reporting/Financial Planning    12/31/96              1

Accounting           Accounts Payable & Payroll      12/31/96      $1.30/payment
                                                                           2
Tax                  Tax Returns, Planning           12/31/96              1

Finance              Borrowing, Cash Mgmt,           12/31/96              1
                     Investor Relations

Legal                Contracts, SEC Compliance,    AS REQUESTED            1
                     Stock Transfer, Employee
                     Stock Options

Office Services      Mail                            12/31/96         $1,500 per
                                                                      month plus
                                                                      postage

Employee Benefits    Recordkeeping, Tax            AS REQUESTED            1
                     Filings, Workers
                     Compensation Claims,
                     Health & Dental Claims

Information Services LAN, E-Mail, PC Support,        12/31/96              1
                     Consulting




- -----------------

 1 General pricing rule is that time spent on services or projects will be charged at 1.5 times the salary of the individuals providing the service plus out-of-pocket expenses.



 2    Assumes that Billing will pay staffing requirements separately.

                                 EXHIBIT B

                               BILLING SERVICES



  DEPT.              SERVICES                      DATE OF TERM        COST EST.

Accounting           Reporting/Financial Planning    12/31/96              1

Accounting           Accounts Payable & Payroll      12/31/96      $1.30/payment
                                                                           2
Tax                  Tax Returns, Planning           12/31/96              1

Finance              Borrowing, Cash Mgmt,           12/31/96              1
                     Investor Relations

Legal                Contracts, SEC Compliance,    AS REQUESTED            1
                     Stock Transfer, Employee
                     Stock Options

Office Services      Mail                            12/31/96         $1,500 per
                                                                      month plus
                                                                      postage

Employee Benefits    Recordkeeping, Tax            AS REQUESTED            1
                     Filings, Workers
                     Compensation Claims,
                     Health & Dental Claims

Information Services LAN, E-Mail, PC Support,        12/31/96              1
                     Consulting




- -----------------
 1 General pricing rule is that time spent on services or projects will be charged at 1.5 times the salary of the individuals providing the service plus out-of-pocket expenses.


 2    Assumes that USLD will pay staffing requirements separately.

                                   EXHIBIT C

                              SUBLEASED PREMISES


                  [Diagram of 8th Floor Subleased Premises]

                                   EXHIBIT D

                                 [REAL ESTATE]

                                   EXHIBIT E


3.33 acres including all of the land known as Lot 57, Block 5, NCB 11715, Nowlin Subdivision, City of San Antonio, Bexar County Texas, according to Plat recorded in Volume 9515, Page 179